Exhibit 4.1

Hollis-Eden Pharmaceuticals, Inc.

and

American Stock Transfer and Trust Company, LLC

as Rights Agent

Amended and Restated Rights Agreement

Dated as of October 19, 2009 (original Rights Agreement dated as of November 15, 1999)

i

Amended and Restated Rights Agreement

This Amended and Restated Rights Agreement (“Agreement”), is entered into on October 19, 2009 and is an amendment and restatement of the Rights Agreement dated as of November 15, 1999, between HOLLIS-EDEN PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC (“Rights Agent”).

The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as such term is hereinafter defined) outstanding at the close of business on November 29, 1999 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a Preferred Share (as such term is hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest to occur of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and before the earlier of the Redemption Date and the Final Expiration Date in accordance with the provisions of Section 22 hereof.

Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent are hereby acting, to amend the Rights Agreement and the Rights, as of October 19, 2009.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the and the Rights Agent hereby amend and restate the Rights Agreement to read in full as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares then outstanding. Notwithstanding the foregoing, (A) the term Acquiring Person shall not include (i) an Exempt Person (as such term is hereinafter defined), or (ii) a Grandfathered Stockholder (as such term is hereinafter defined), and (B) no Person shall become an “Acquiring Person” either (x) as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of share purchases by the Company and shall, following written notice from, or public disclosure by the Company of such share purchases by the Company, become the Beneficial Owner of any additional Common Shares without the prior consent of the Company and shall then Beneficially Own more than 15% of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person,” (y) as a result of the acquisition of Common Shares directly from the Company; provided however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of share purchases directly from the Company and shall, after that date, become the Beneficial Owner of any additional Common Shares without the prior written consent of the Company and shall then Beneficially Own more than 15% of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person,” or (z) if the Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including without limitation because (A) such Person was unaware that it beneficially owned a percentage of Common Shares that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware that it was the Beneficial Owner of 15% or more of the Common Shares then outstanding but had no actual knowledge of the consequences of being a Beneficial Owner of 15% or more of the Common Shares then outstanding under this Agreement), and without any intention of changing or influencing control of the Company, and such Person divests, as promptly as practicable (as determined in good faith by the Board of Directors), but in any event within five Business Days, following receipt of written notice from the Company of such event, Beneficial Ownership of a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall be deemed not to have become an “Acquiring Person” for purposes of this Agreement; provided, however, that if such Person shall again become the Beneficial Owner of 15% or more of the Common Shares then outstanding, such Person shall be deemed an “Acquiring Person,” subject to the exceptions set forth in this Section 1(a). Each and every reference to or mention of a generic or specified Acquiring Person herein shall be deemed to be a reference to or mention of such Acquiring Person and all of such Acquiring Person’s Affiliates or Associates, collectively, as if they all together were a single person, and also shall apply with equal force to each such Acquiring Person, Affiliate and Associate without regard to which would be the Person and which would be the Affiliate/Associate.

(b) “Act” shall mean the Securities Act of 1933, as amended.

(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

(d) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i) which such Person is deemed to beneficially own, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;

(ii) which such Person has (A) the right to acquire (whether such right is exercisable immediately, only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights contemplated hereunder), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person until such tendered securities are accepted for purchase or exchange, (2) securities which such person has the right to acquire upon the exercise of Rights at any time before the time that any Person becomes an Acquiring Person, (3) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person before the Distribution Date or pursuant to Section 3(a), Section 22 or Section 11 with respect to an adjustment of original Rights, or (4) securities which such Person may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person if such agreement has been approved by the Board of Directors of the Company before such Person becoming an Acquiring Person; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B) hereof) or disposing of any securities of the Company; provided, however, an agreement, arrangement or understanding for purposes of this Section 1(c)(iii) shall not be deemed to include actions, including any agreement, arrangement or understanding, or statements by any member of the Company’s Board of Directors on the date of this Agreement, any subsequent directors of the Company (the “Successor Directors”), or by any Person of whom such a current director or Successor Director is an Affiliate or Associate (all together the “Director Persons”), provided, however that this exception shall not apply to anyone other than a Director Person, and provided further, that this exception also shall not apply to a particular Director Person or Director Persons if and to the extent that such Director Person or Director Persons, after the date of this Agreement, acquires Beneficial Ownership of more than an additional 5% of the then outstanding Common Shares of the Company unless (A) the shares are acquired directly from the Company or as part of an employee benefit or compensation plan of the Company or a subsidiary of the Company or (B) the Director Person establishes to the satisfaction of the directors of the Company that it is acting on its own behalf and not in concert with any other Person and will not, upon completion of any purchases, be the Beneficial Owner of 15% or more of the outstanding Common Shares. Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase, “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder; or

(iv) which is the amount of securities by which a synthetic equity or other derivative position (either long or short) owned by such Person is calculated or measured (regardless of whether such synthetic equity or other derivative position would involve any Rule 13d-3 beneficial ownership).

(e) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of California or New York are authorized or obligated by law or executive order to close.

(f) “Close of Business” on any given date shall mean 5:00 p.m., Pacific Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Pacific Time, on the next succeeding Business Day.

(g) “Common Shares” shall mean the shares of common stock, par value $.01 per share, of the Company; provided, however, that, “Common Shares,” when used in this Agreement in connection with a specific reference to any Person other than the Company, shall mean the capital stock (or equity interest) with the greatest general voting power of such other Person or, if such other Person is a Subsidiary of another Person, of the Person or Persons which ultimately control such first-mentioned Person.

(h) “Current Per Share Market Price” shall have the meaning set forth in Section 11(d) hereof.

(i) “Distribution Date” shall have the meaning set forth in Section 3 hereof.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(l) “Exempt Person” shall mean each of (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit or compensation plan of the Company or any Subsidiary of the Company, and (iv) any entity holding Common Shares for or pursuant to the terms of any employee benefit or compensation plan of the Company or any Subsidiary of the Company.

(m) “Exercisability Trigger” shall have the meaning set forth in Section 11(a)(ii) hereof.

(n) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(o) “Flip-In” shall have the meaning set forth in Section 11(a)(ii) hereof.

(p) “Flip-Over” shall have the meaning set forth in Section 13 hereof.

(q) “Grandfathered Stockholder” shall mean Richard B. Hollis; provided, that from and after October 19, 2009 neither he nor any other person shall be deemed to be a Grandfathered Stockholder.

(r) “Interested Stockholder” shall mean any Acquiring Person or any other Person in which any such Acquiring Person has a material interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person.

(s) “Person” shall mean any individual, firm, partnership, limited liability company, trust, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity. Each and every reference to or mention of a generic or specified Person herein shall be deemed to be a reference to or mention of such Person and all of such Person’s Affiliates or Associates, collectively, as if they all together were a single person, and shall apply with equal force to each such Person, Affiliate and Associate without regard to which would be the Person and which would be the Affiliate/Associate.

(t) “Preferred Shares” shall mean shares of Series B Junior Participating Preferred Stock, of the Company having the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions set forth in the form of Amended and Restated Certificate of Designation attached to this Agreement as Exhibit A.

(u) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(v) “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(w) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(x) “Redemption Price” shall have the meaning set forth in Section 23(b) hereof.

(y) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(z) “Security” shall have the meaning set forth in Section 11(d)(i) hereof.

(aa) “Shares Acquisition Date” shall mean the first date of public announcement (which for purposes of this definition, shall include, without limitation, the filing of a report pursuant to Section 13(d) of the Exchange Act or pursuant to a comparable successor statute) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person; provided, however that, if such Person is determined by the Board of Directors of the Company not to have become an Acquiring Person pursuant to subsections 1(a)(B)(x), 1(a)(B)(y) or 1(a)(B)(z) hereof, then no Shares Acquisition Date shall be deemed to have occurred.

(bb) “Spread” shall have the meaning set forth in Section 11(a)(iv) hereof.

(cc) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(dd) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

(ee) “Transaction” shall mean any merger, consolidation, or sale, mortgage, exclusive license or other transfer of assets described in Section 13(a) hereof or any acquisition of Common Shares which would result in a Person becoming an Acquiring Person or a Principal Party.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

Section 3. Issue of Right Certificates.

(a) Until the earlier of (i) the tenth Business Day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors before such time as any Person becomes an Acquiring Person) after the date of the commencement (determined in accordance with Rule 14d-2 under the Exchange Act) by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer (which intention to commence remains in effect for five Business Days after such announcement), the consummation of which would result in any Person becoming an Acquiring Person (the earlier of such date and the tenth Business Day after the Shares Acquisition Date being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the Rights (and the right to receive Right Certificates therefor) will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each Common Share so held, subject to the adjustment provisions of Section 11 of this Rights Agreement. As of the close of business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b) With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the earlier of the Redemption Date and the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

(c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the second to last sentence of this paragraph (c)) after the Record Date but before the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend: “This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Hollis-Eden Pharmaceuticals, Inc. (the “Corporation”) and American Stock Transfer and Trust Company, LLC, as Rights Agent (the “Rights Agent”), dated as of November 15, 1999, as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefore addressed to the Secretary of the Corporation. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, shall become null and void.” With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but before the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. Notwithstanding this Section 3(c), the omission of a legend on any certificate for Common Shares shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

(d) No later than the time of mailing of proxy materials for the Company’s 2010 annual meeting of stockholders, the Company will send (directly or through the Rights Agent or its transfer agent) a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto, by first-class, postage-prepaid mail, to each record holder of Common Shares, at the address of such holder shown on the records of the Company.

Section 4. Form of Right Certificates.

(a) The Right Certificates (and the form of election to purchase Preferred Shares, the form of assignment and the form of certification to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 7, 11 and 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the Purchase Price, but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

(b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights which are null and void pursuant to Section 11(a)(ii) hereof and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence shall contain (to the extent feasible) the following legend: “The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby are null and void.” The provisions of Section 11(a)(ii) hereof shall be operative whether or not the foregoing legend is contained on any such Right Certificate.

Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Vice Chairman of the Board, its Chief Financial Officer, or any of its Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer. Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by (and, if different, the number of Rights represented by) each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 11(a)(ii), Section 14 and Section 24 hereof, at any time after the Close of Business on the Distribution Date, and at or before the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or such other number of shares or other securities) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed (with signature guarantee) the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 11(a)(ii), Section 14 and Section 24 hereof, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue, execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Notwithstanding any other provisions hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time (but subject to the last sentence of Section 9) after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with signature guarantee, and expressly designated as a “Preferred Shares” exercise), to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share (or such other number of shares or other securities) as to which the Rights are exercised, at or before the earliest of (i) the Close of Business on November 14, 2019 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the consummation of any Transaction described in Section 13(a) hereof which was approved by the Board of Directors of the Company before any Person involved in such Transaction shall have become an Acquiring Person, or (iv) the time at which such Rights are exchanged as provided in Section 24 hereof.

(b) The purchase price (the “Purchase Price”) for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $100 (i.e., $10,000 per full Preferred Share) and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed (with signature guarantee), accompanied by payment of the Purchase Price for the shares (or other securities) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by wire transfer or cashier’s check, payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent for the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder into a depository, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue securities of the Company other than Preferred Shares (including Common Shares) of the Company pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate, in the same manner as contemplated by the previous sentence.

(d) In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Section 7. An equivalent covenant and agreement shall also apply with respect to any Common Stock or other securities for which Rights may have become exercisable.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed (with signature guarantee) the certification following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if delivered or surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Availability of Preferred Shares. The Company covenants and agrees that so long as the Preferred Shares (and, after the time any Person becomes an Acquiring Person, Common Shares or any other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange or quotation system, the Company shall use its reasonable best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on at least one such exchange or quotation system upon official notice of issuance upon such exercise.

The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or Common Shares and other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or other securities.

The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares or other securities upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares or other securities in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares or other securities upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

As soon as practicable after the Distribution Date, the Company shall use its reasonable best efforts to: (i) prepare and file a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, will use its reasonable best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its reasonable best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earliest of the dates and times listed in Section 7(a)(i)-(iv) hereof; and (ii) use its reasonable best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate. Notwithstanding the foregoing, and without derogation of any remedies of Rights holders for any breach of the preceding sentence, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective. Pending such qualification and/or effectiveness, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended; and the Company shall also issue a public announcement at such time as the suspension is no longer in effect.

Section 10. Preferred Shares Record Date. Each person in whose name any certificate for Preferred Shares or other securities is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or other securities represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered with the forms of election and certification duly executed (with signature guarantee) and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares or other securities transfer books of the Company are closed and/or the right to exercise has been temporarily suspended pursuant to Section 9, such person shall be deemed to have become the record holder of such Preferred Shares or other securities on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares or other securities transfer books of the Company are open and no Section 9 suspension of the right to exercise is in effect. Before the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a holder of Preferred Shares or other securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares (or other securities) covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving Company), except as otherwise provided in this Section 11(a), the number and kind of shares of capital stock issuable at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had (disregarding any impediment to exercise and any failure of registry books to be open) been exercised immediately before such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. The Company covenants and agrees for the benefit of all Rights holders that in no event shall it declare or effect any such dividend, subdivision, combination or reclassification which would render the consideration to be paid upon the exercise of one Right to be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made before any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Each holder of a Right shall, beginning at the later of such time any Person becomes an Acquiring Person or the effective date of an appropriate registration statement filed under the Act pursuant to Section 9 hereof (such later time, the “Exercisability Trigger”), have a right to receive, upon exercise thereof (expressly designated as a “Flip-In” exercise) at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by dividing such Purchase Price by 20% of the then Current Per Share Market Price of the Common Shares on the date such Person became an Acquiring Person (the “Flip-In”). This paragraph is expressly subject to Sections 23 and 24 hereof and the provisions of the next paragraph of this Section 11(a)(ii).

Notwithstanding anything in this Agreement to the contrary, from and after the time any Person becomes an Acquiring Person, any Rights beneficially owned by (i) such Acquiring Person, (ii) a transferee of such Acquiring Person who becomes a transferee after the Acquiring Person became such, or (iii) a transferee of such Acquiring Person who becomes a transferee before or concurrently with the Acquiring Person’s becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 11(a)(ii), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its transferees hereunder. No Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence thereof or such a transferee or to any nominee of such Acquiring Person or transferee; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be canceled.

(iii) In lieu of issuing Common Shares upon Flip-In exercises, the Company may, if a majority of the Board of Directors then in office determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to (and, in the event that the Board of Directors has not exercised the exchange right contained in Section 24(c) hereof and there are not sufficient treasury shares and authorized but unissued Common Shares to permit the exercise in full of the Rights in accordance with the Flip-In, the Company shall) take all such action as may be necessary to authorize, issue or pay, upon the Flip-In exercise of the Rights, cash, property, Common Shares, other securities or any combination thereof having an aggregate value equal to the value of the Common Shares which otherwise would have been issuable pursuant to the Flip-In, which aggregate value shall be determined by a nationally recognized investment banking firm selected by a majority of the Board of Directors then in office. For purposes of the preceding sentence, the value of the Common Shares shall be determined pursuant to Section 11(d) hereof. Following the occurrence of the Exercisability Trigger, a majority of the Board of Directors then in office may suspend the Flip-In exercisability of the Rights for a period of up to 40 days following the Exercisability Trigger to the extent that such directors have not determined whether to exercise their rights of election under this Section 11(a)(iii). In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended; and the Company shall also issue a public announcement at such time as the suspension is no longer in effect.

(iv) Whether or not the Company takes any action described in Section 11(a)(iii), the Company may, if a majority of the Board of Directors then in office determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to (A) determine the excess of (1) the value of the Common Shares issuable upon the Flip-In exercise of a Right over (2) the Purchase Price (such excess, the “Spread”) and (B) with respect to each Right, take all such action as may be necessary to authorize, issue or pay, upon exercise of each Right (expressly designated as a Flip-In exercise and in accordance with the terms of this Agreement, except with a Purchase Price of zero), cash, property, Common Shares, other securities or any combination thereof having an aggregate value equal to the Spread, which aggregate value shall be determined by a nationally recognized investment banking firm selected by a majority of the Board of Directors then in office. For purposes of the preceding sentence, the value of the Common Shares shall be determined pursuant to Section 11(d) hereof. Any such election by the Board of Directors must be applied without discrimination among all holders thereafter exercising pursuant to the Flip-In.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them to subscribe for or purchase Preferred Shares (or shares having materially the same powers, preferences and rights, qualifications, limitations and restrictions as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then Current Per Share Market Price of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price of the Preferred Shares and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible), and the number of securities issuable upon exercise of the Rights shall be increased in a similar proportion. The Company covenants and agrees for the benefit of all Rights holders that in no event shall it so fix or effect any such issuance which would render the consideration to be paid upon the exercise of one Right to be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price (and number of securities issuable upon exercise of a Right) shall be adjusted to be the Purchase Price (and number of securities issuable upon exercise of a Right) which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the then Current Per Share Market Price of the Preferred Shares (as such term is hereinafter defined) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such Current Per Share Market Price of the Preferred Shares. The Company covenants and agrees for the benefit of all Rights holders that in no event shall it so fix or effect any such distribution which would render the consideration to be paid upon the exercise of one Right to be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)(i) For the purpose of any computation hereunder, the “Current Per Share Market Price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the mean average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately before such date; provided, however, that in the event that the Current Per Share Market Price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into (or exercisable for a nominal exercise price for) shares of such Security, or (B) any subdivision, combination or reclassification of such Security or securities convertible into (or exercisable for a nominal exercise price for) shares of such Security, or (C) any subdivision, combination or reclassification of such Security and before the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the Current Per Share Market Price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board (or successor thereto), or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company or, if on any such date no professional market maker is making a market in the Security, the price as determined in good faith by the Board of Directors of the Company (subject to Section 11(d)(ii) below). The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) If the Preferred Shares are not publicly traded, the Current Per Share Market Price of the Preferred Shares shall be conclusively deemed to be the Current Per Share Market Price of one (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof) Common Share as determined pursuant to Section 11(d)(i) hereof multiplied by 100. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, Current Per Share Market Price shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundredth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company in addition to or other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a) through 11(c) hereof, inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof (and any other applicable provisions hereof) with respect to the Preferred Shares shall apply on like terms to any such other shares, as if such original references to Preferred Shares were references to such other shares (or, as the case may be, the Preferred Shares and such other shares), and to an appropriate number thereof, and with all necessary corresponding provisions deemed included.

(g) All Rights originally issued by the Company after any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the adjusted number of Preferred Shares or other securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) below, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c) hereof, each Right outstanding immediately before the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Preferred Shares (calculated to the nearest one one-millionth of a Preferred Share) or other securities obtained by (i) multiplying (x) the number of Preferred Shares or other securities covered by a Right immediately before this adjustment by (y) the Purchase Price in effect immediately before such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to equivalently adjust the number of Rights, in substitution for any adjustment in the number of Preferred Shares or other securities purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Preferred Shares or other securities for which a Right was exercisable immediately before such adjustment. Each Right held of record before such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately before adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, this record date shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders before the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares or other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Preferred Shares or other securities which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares (or other securities) issuable upon exercise of the Rights or before reducing the par value of the Preferred Shares (or other securities) to the same effect, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares (or other securities) at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (but in no event for longer than 75 days) the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect before such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) The Company covenants and agrees for the benefit of Rights holders that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or eliminate the benefits intended to be afforded by the Rights. Any such action taken by the Company during any period after any Person becomes an Acquiring Person but before the Distribution Date shall be null and void unless such action could be taken under this Section 11(m) from and after the Distribution Date.

(n) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the Current Per Share Market Price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares would not be taxable to such stockholders.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares and/or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event that, directly or indirectly (x) the Company shall consolidate with, or merge with and into, any Interested Stockholder, or if in such merger or consolidation all holders of Common Shares are not treated alike, any other Person, (y) any Interested Stockholder, or if in such merger all holders of Common Shares are not treated alike, any other Person shall merge with and into the Company, and the Company shall be the continuing or surviving corporation of such merger (other than, in the case of either transaction described in (x) or (y), a merger or consolidation which would result in all of the voting power represented by the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting power represented by the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Company shall sell, mortgage, exclusively-license or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage, exclusively-license or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Interested Stockholder or Interested Stockholders, or if in such transaction all holders of Common Shares are not treated alike, to any other Person, (other than the Company or any Subsidiary of the Company in one or more transactions each of which individually and in the aggregate does not violate Section 13(d) hereof) then, and in each such case, proper provision shall be made so that (i) each holder of a Right, subject to the second paragraph of Section 11(a)(ii) hereof, shall have the right to receive, upon the exercise thereof (expressly designated as a “Flip-Over” exercise) at a price equal to the then current Purchase Price and in accordance with the terms of this Agreement and in lieu of any other exercise proceeds thereunder, such number of freely tradable Common Shares of the Principal Party, free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by dividing the then current Purchase Price by 50% of the then Current Per Share Market Price of the Common Shares of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights (together, “the “Flip-Over”).

Customary provisions in a merger or consolidation agreement, by which the Company is acquired, to the effect that Common Shares of the acquired entity held by the acquiring entity and/or its affiliates shall be cancelled without consideration shall not be deemed to mean that, for purposes of the preceding paragraph or of Section 23(b) hereof, all holders of Common Shares are not treated alike in such merger or consolidation.

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which Common Shares are converted in such merger or consolidation or, if there is more than one such issuer, the issuer the Common Shares of which have the greatest aggregate market value of shares outstanding, and if no securities are so issued, the Person that is the other party to the merger or consolidation (or, if applicable, the Company, if it is the surviving corporation), or, if there is more than one such Person, the Person the Common Shares of which have the greatest aggregate market value of shares outstanding, or if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives), or the Person resulting from the consolidation; and

(ii) in the case of any transaction described in (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any case, (1) if either immediately before or immediately after such transaction such Person is a direct or indirect Subsidiary or Affiliate of another Person, “Principal Party” shall refer to such other Person; (2) if such Person is a Subsidiary, directly or indirectly, or Affiliate of more than one Person, “Principal Party” shall refer to whichever of such Persons is the issuer of Common Shares having the greatest aggregate market value; and (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a “Subsidiary” of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c) The Company shall not consummate any such Transaction unless the Principal Party shall have a sufficient number of authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such Transaction shall have (i) executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and (ii) prepared, filed and had declared and remain effective a registration statement under the Act on the appropriate form with respect to the Rights and the securities exercisable upon exercise of the Rights and further providing that, as soon as practicable after the date of any Transaction mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense will:

(i) cause the registration statement filed under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

(ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

(iii) list the Rights and the securities purchasable upon exercise of the Rights on each national securities exchange on which the Common Shares were listed before the consummation of such Transaction or, if the Common Shares were not listed on a national securities exchange before the consummation of the Transaction, on a national securities exchange; and

(iv) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

(d) After the Distribution Date, the Company covenants and agrees that it shall not enter into any Transaction described in Section 13(a) hereof, if (x) at the time of or after such Transaction there are any charter or bylaw provisions or any rights, warrants or other instruments or securities outstanding, agreements in effect or any other action taken which would eliminate or otherwise substantially diminish the benefits intended to be afforded by the Rights or (y) before, simultaneously with or immediately after such Transaction, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person. The Company shall not consummate any such Transaction described in Section 13(a) hereof unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 13(d) and acceptance by such other Person of all provisions of this Section 13.

(e) If, for any reason, the Rights cannot be exercised for Common Shares of a Principal Party as provided in Section 13(a) (or if, whether or not before the Transaction, a majority of the Board of Directors of the Company then in office determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights), then each holder of Rights shall have the right to exchange its Rights for cash from such Principal Party in an amount equal to the number of Common Shares of such Principal Party that it would otherwise be entitled to purchase times 50% of the Current Per Share Market Price of such Common Shares of such Principal Party. If, for any reason, the foregoing formulation cannot be applied to determine the cash amount into which the Rights are exchangeable, then the Board of Directors of the Company (or, if the Company no longer exists, of the Principal Party), based upon the advice of one or more nationally recognized investment banking firms, shall determine such amount reasonably and with good faith to the holders of Rights. Any such determination shall be final and binding on the Rights Agent. The holder of Rights shall, to elect to so exchange its Rights, surrender the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with signature guarantee, and expressly designated as a “Flip-Over” exercise with a Purchase Price of zero), and in accordance with the terms of this Agreement, to the Rights Agent at the office of the Rights Agent designated for such purpose or to the Principal Party.

(f) Notwithstanding anything contained herein to the contrary, in the event of consummation of any Transaction described in Section 13(a) hereof which was approved by the Board of Directors of the Company before any Person involved in such Transaction shall have become an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7(a)(iii) hereof.

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall, if necessary, issue fractions of Rights, and distribute Right Certificates which evidence fractional Rights.

(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts; provided, however, that holders of such depositary receipts shall have all of the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions to which they are entitled as beneficial owners of the

Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the Current Per Share Market Price of the Preferred Shares for the Trading Day immediately before the date of such exercise.

(c) Following the occurrence of one of the transactions or events specified in Section 11 hereof giving rise to the right to receive Common Shares, capital stock equivalents (other than Preferred Shares) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of Common Shares or units of such Common Shares, capital stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares, capital stock equivalents or other securities. In lieu of fractional Common Shares, capital stock equivalents or other securities, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share or unit of such Common Shares, capital stock equivalents or other securities. For purposes of this Section 14(c), the current market value shall be the Current Per Share Market Price for the Trading Day immediately before the date of such exercise and, if such capital stock equivalent is not traded, each such capital stock equivalent shall have the value of one one-hundredth of a Preferred Share or such different value as may be determined in good faith by the Company’s Board of Directors.

(d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).

Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Sections 18 and 20 hereof, are vested in the respective registered holders of the Right Certificates (and, before the Distribution Date, the registered holders of the Common Shares) and any registered holder of any Right Certificate (or, before the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, before the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys fees, incurred by them in any action to enforce the provisions of this Agreement.

Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) before the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b) after the Distribution Date, the Right Certificates are transferable (subject to the provisions of this Rights Agreement) only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, with the appropriate form of Assignment duly endorsed (with signature guarantee); and

(c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, before the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the expiration of the Rights and the termination of this Agreement.

The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. In no case will the Rights Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of such loss or damage.

Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation or other entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation or other entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation or other entity succeeding to the shareholder services or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation or other entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel of its choice (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company before taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate; provided however, that in the event such certificate is signed by a Grandfathered Stockholder, then such certificate must also be countersigned by one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company who is not themselves a Grandfathered Stockholder.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate pursuant to Section 12 hereof describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer of the Company (except to the extent such person is a Grandfathered Stockholder), and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or omitted and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the date indicated in such application unless any such officer shall have consented in writing to an earlier date) unless, before taking or omitting any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been executed or has not been signature-guaranteed, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

(l) At any time and from time to time after the Distribution Date, upon the request of the Company, the Rights Agent shall promptly deliver to the Company a list, as of the most recent practicable date (or as of such earlier date as may be specified by the Company), of the holders of record of Rights.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent for the Common Shares and/or Preferred Shares by registered or certified mail, and to the holders of the Rights by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent for the Common Shares and/or Preferred Shares by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right, then the registered holder of any Right may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a corporation business trust or limited liability company organized and doing business under the laws of the United States or of any other state of the United States which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) a direct or indirect wholly owned subsidiary of such an entity or its wholly-owning parent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Common Shares and/or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and before the earlier of the Redemption Date and the Final Expiration Date, the Company (a) shall with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement in existence before the Distribution Date, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company and in existence before the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Company shall not be obligated to issue any such Right Certificates if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption.

(a) The Rights may be redeemed by action of the Board of Directors pursuant to Section 23(b) hereof and shall not be redeemed in any other manner.

(b)(i) The Board of Directors of the Company may, at its option, at any time before the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.0001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”), and the Company may, at its option, pay the Redemption Price in Common Shares (based on the Current Per Share Market Price of the Common Shares at the time of redemption), cash or any other form of consideration deemed appropriate by the Board of Directors of the Company. The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish. Pending the effective date of a delayed-effectiveness redemption, the fact that any Person becomes an Acquiring Person shall not affect such redemption and would not result in the Rights becoming exercisable. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such a redemption at any time after any Person (other than an Exempt Person) becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding or after any event described in clause (x), (y) or (z) of the first sentence of Section 13(a) hereof.

(ii) In addition, the Board of Directors of the Company may, at its option, at any time after the time any Person becomes an Acquiring Person and the expiration of any period during which the holder of Rights may exercise the rights under the Flip-In provision hereof but before any event described in clause (x), (y) or (z) of the first sentence of Section 13(a) hereof, redeem all but not less than all of the then outstanding Rights at the Redemption Price (x) in connection with any merger, consolidation or sale, mortgage, exclusive license or other transfer (in one transaction or in a series of related transactions) of assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) in which all holders of Common Shares are treated alike and not involving (other than as a holder of Common Shares being treated like all other such holders) an Interested Stockholder or (y) if at the time of such redemption (A) the Acquiring Person is no longer the Beneficial Owner of 15% or more of the then outstanding Common Shares, and (B) no other Persons are Acquiring Persons.

(c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to Section 23(b) hereof, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(b) hereof, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, before the Distribution Date, on the registry books of the transfer agent for the Common Shares, provided, however, that failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than (i) that specifically set forth in this Section 23 or in Section 24 hereof, or (ii) in connection with the purchase or other reacquisition of Common Shares before the Distribution Date.

(d) The Company may, at its option, discharge all of its obligations with respect to any redemption of the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, before the Distribution Date, on the registry books of the transfer agent for the Common Shares, and upon such action, all outstanding Rights and Right Certificates shall be null and void without any further action by the Company.

Section 24. Exchange.

(a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, effect a mandatory exchange of newly-issued Common Shares for all of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 11(a)(ii) hereof) at an exchange ratio of four Common Shares per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person) becomes the Beneficial Owner of

50% or more of the Common Shares then outstanding. For purposes of this Section 24, if the only reason a Right is not exercisable is that a registration statement has not yet been declared effective under the Act, but no registration statement would be required under the Act for effectuation of a Section 24 exchange, the requirement that Rights be “outstanding and exercisable” shall be deemed replaced by a requirement that such Rights merely be outstanding and references in Section 24(c) to the occurrence of the Exercisability Trigger shall be deemed replaced by references to the date any Person becomes an Acquiring Person.

(b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected.

(c) In lieu of issuing Common Shares in accordance with Section 24(a) hereof, the Company may, if a majority of the Board of Directors then in office determines that such action is necessary or appropriate and not contrary to the interests of the holders of Rights, elect to (and, in the event that there are not sufficient treasury shares and authorized but unissued Common Shares to permit any exchange of the Rights in accordance with Section 24(a) hereof, the Company shall) take all such action as may be necessary to authorize, issue or pay, in effecting the exchange of the Rights, cash, property, Common Shares, other securities or any combination thereof having an aggregate value equal to the value of the Common Shares which otherwise would have been issuable pursuant to Section 24(a) hereof, which aggregate value shall be determined by a nationally recognized investment banking firm selected by a majority of the Board of Directors then in office. For purposes of the preceding sentence, the value of the Common Shares shall be determined pursuant to Section 11(d) hereof. Following the occurrence of the Exercisability Trigger, a majority of the Board of Directors then in office may suspend the exercisability of the Rights for a period of up to 40 days following the date on which the Exercisability Trigger shall have occurred to the extent that such directors have not determined whether to exercise their rights of election under this Section 24(c). In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

(d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Rights with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this Section 24(d), the current market value of a whole Common Share shall be the Current Per Share Market Price of the Common Shares for the Trading Day immediately after the date of the first public announcement by the Company that an exchange is to be effected pursuant to this Section 24.

Section 25. Notice of Certain Events.

(a) In case the Company shall propose at any time after the earlier of the Shares Acquisition Date and the Distribution Date (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole), to any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each registered holder of a Right, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purpose of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days before the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days before the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or the Preferred Shares, whichever shall be the earlier.

(b) In case the Exercisability Trigger shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe the Exercisability Trigger and the consequences of the Exercisability Trigger to holders of Rights under Section 11(a)(ii) hereof.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Hollis-Eden Pharmaceuticals, Inc.
4435 Eastgate Mall, Suite 400
San Diego, California 92121

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer and Trust Company, LLC
59 Maiden Lane, Plaza Level
New York, New York 10038

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. Before the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, from time to time supplement or amend any provision of this Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) change any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall be made which would adversely affect the interests of the holders of Rights (other than the interests of an Acquiring Person). Any supplement or amendment adopted by the Company during any period after any Person has become an Acquiring Person but before the Distribution Date shall become null and void unless such supplement or amendment could have been adopted by the Company from and after the Distribution Date. Any such supplement or amendment shall be evidenced by a writing signed by the Company and the Rights Agent. Upon delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interest under this Agreement. Before the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

Section 28. Determination and Actions by the Company’s Board of Directors. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company, or the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Rights Agent and the holders of the Rights, and (y) not subject the Board to any liability to the holders of the Rights.

Section 29. Share Calculations. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

Section 30. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 31. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or entity other than the Company, the Rights Agent and the registered holders of the Rights (and, before the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights (and, before the Distribution Date, the Common Shares). All covenants, agreements and undertakings of the Company and the Rights Agent herein are understood to be for the express benefit of the registered holders of the Rights (and, before the Distribution Date, the Common Shares).

Section 32. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 33. Governing Law. This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 34. Counterparts. This Agreement may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 35. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

In Witness Whereof, the parties hereto have caused this Amended and Restated Rights Agreement to be duly executed, all as of the day and year first above written.

Hollis-Eden Pharmaceuticals, Inc.

/s/ James M. Frincke
James M. Frincke
President

/s/ Robert W. Weber
Robert W. Weber
Secretary

American Stock Transfer and Trust Company, LLC

/s/ Herbert J. Lemmer
Herbert J. Lemmer
Vice President

/s/ Susan Silber
Susan Silber
Assistant Secretary

Exhibit A

Amended and Restated

Certificate of Designation

of

Series B Junior Participating Preferred Stock

of

Hollis-Eden Pharmaceuticals, Inc.

(Pursuant to Section 151(g) of the

Delaware General Corporation Law)

Hollis-Eden Pharmaceuticals, Inc., a corporation organized and existing under the Delaware General Corporation Law (hereinafter called the “Company”), hereby certifies:

FIRST: that the following resolution was duly adopted by the Board of Directors of the Company at a meeting duly called and held on October 13, 2009, to constitute an amendment and restatement of the resolution to create (and which was set forth in a Certificate of Designation creating) a series of Preferred Stock designated as Series B Junior Participating Preferred Stock:

“RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of its Amended and Restated Certificate of Incorporation (as amended), the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share, of the Company and hereby states the designation and number of shares, and fixes the relative designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof (in addition to the provisions set forth in the Amended and Restated Certificate of Incorporation (as amended) of the Company, which are applicable to the Preferred Stock of all classes and series), as follows:

SECTION 1. Designation and Amount. Three hundred thousand (300,000) shares of Preferred Stock, $.01 par value, are designated “Series B Junior Participating Preferred Stock” with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions specified herein (the “Junior Preferred Stock”). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Junior Preferred Stock.

SECTION 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the “Common Stock”), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of April, July, October and January in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $l.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately before such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

(B) The Company shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days before the date fixed for the payment thereof.

SECTION 3. Voting Rights. The holders of shares of Junior Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

(B) except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(C) Except as set forth herein, or as otherwise provided by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

SECTION 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Company shall not:

(I) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

(II) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(III) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

(IV) purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or redeem or purchase or otherwise acquire any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except in accordance with a redemption/purchase offer/acquisition offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

SECTION 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received the greater of (1) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (2) an amount, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately before such event under clause (A)(2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

SECTION 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which generally the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

If the Company has outstanding, under any stockholder rights plan or rights agreement containing “flip-over” provisions, any rights, then the Company shall have no authority to enter into any transaction of a kind which would implicate or trigger the “flip-over” provisions of such stockholder rights plan or rights agreement, unless the other party to such transaction (and/or, to the extent such “flip-over” provisions would apply to a parent of such other party, such parent) has expressly undertaken, for the benefit of the holders of such rights who would be entitled to exercise such “flip-over” rights, all obligations and duties which the “flip-over” provisions of such stockholder rights plan or rights agreement would purport to impose on such a party to such a transaction (and/or, if applicable, on such a parent), as if such party (and/or parent) had been an original contractual party to such stockholder rights plan or rights agreement.

SECTION 8. No Redemption. The shares of Junior Preferred Stock shall not be redeemable.

SECTION 9. Rank. The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of the Company’s Preferred Stock.

SECTION 10. Amendment. The Amended and Restated Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single class.”

SECOND: that such amended and restated determination of the designation, preferences and the relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to the Series B Junior Participating Preferred Stock, was duly made by the Board of Directors of the Company pursuant to the provisions of the certificate of incorporation, and in accordance with all the provisions of Section 151 of the Delaware General Corporation Law.

THIRD: that no shares of Series B Junior Participating Preferred Stock have been issued.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed on its behalf by its undersigned President and attested to by its undersigned Secretary on October 19, 2009.

/s/ JAMES M. FRINCKE
James M. Frincke, President

/s/ ROBERT W. WEBER
Robert W. Weber, Secretary

Exhibit B

Amended Form of Right Certificate

Certificate No. R- — Rights

NOT EXERCISABLE AFTER NOVEMBER 14, 2019 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.0001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

Right Certificate

Hollis-Eden Pharmaceuticals, Inc.

This certifies that                              or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 15, 1999 (as amended to date, the “Rights Agreement”), between Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and American Stock Transfer and Trust Company, LLC (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and before 5:00 P.M., Pacific Time, on November 14, 2019 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series B Junior Participating Preferred Stock, par value $.01 per share (one one-hundredth of a “Preferred Share”), of the Company, at a purchase price of $100 per one one-hundredth of a Preferred Share (i.e., $10,000 per Preferred Share) (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 29, 1999, based on the Preferred Shares as constituted at such date.

From and after the time any Person becomes an Acquiring Person (as such terms are defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee before or concurrently with the Acquiring Person becoming such, such Rights shall become null and void without any further action and no holder hereof shall have any right with respect to such Rights from and after the time any Person becomes an Acquiring Person.

As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, as amended from time to time, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.0001 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, par value $.01 per share, or, upon circumstances set forth in the Rights Agreement, cash, property or other securities of the Company, including fractions of a Preferred Share.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

[reminder of page intentionally left blank]

Witness the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of             , 20    .

Attest: Hollis-Eden Pharmaceuticals, Inc.

By:	By:

Title:	Title:

Countersigned:

American Stock Transfer and Trust Company, LLC as Rights Agent

By:

Print Name:

Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer any Rights represented by the Right Certificate.)

FOR VALUE RECEIVED                                                                               hereby sells, assigns and transfers unto

(Please print name and address of transferee)

                                                                                                                                                                                                     Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                              Attorney, to transfer such Rights on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Form of Reverse Side of Right Certificate — continued

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person, an Interested Stockholder or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and (2) after due inquiry and to the best of the knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person, an Interested Stockholder, or an Affiliate or Associate thereof.

Signature

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Right Certificate.)

To American Stock Transfer and Trust Company, LLC:

The undersigned hereby irrevocably elects to exercise                              Rights represented by this Right Certificate to purchase the

[PLEASE CHECK THE APPLICABLE BOX]

☐	Preferred Shares

☐	Common Shares of the Company (pursuant to the Flip-In provision)

☐	Common Shares of another issuer (pursuant to the Flip-Over provision)

issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:

(Please print name and address)

Please insert social security or other identifying number:

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

(Please print name and address)

Please insert social security or other identifying number:

Dated:

Signature

Form of Reverse Side of Right Certificate — continued

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not beneficially owned by nor are they being exercised on behalf of an Acquiring Person, an Interested Stockholder or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and (2) after due inquiry and to the best of the knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person, an Interested Stockholder, or an Affiliate or Associate thereof.

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit C

Hollis-Eden Pharmaceuticals, Inc.

Summary Of Rights To Purchase

Preferred Shares

On November 15, 1999, the Board of Directors of Hollis-Eden Pharmaceuticals, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $.01 per share (the “Common Shares”), of the Company. The dividend was effective as of November 29, 1999 (the “Record Date”) with respect to the stockholders of record on that date. The Rights also attach to new Common Shares issued after the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $.01 per share (the “Preferred Shares”), of the Company at a price of $100 per one one-hundredth of a Preferred Share (i.e., $10,000 per full Preferred Share) (the “Purchase Price”), subject to adjustment. Each Preferred Share is designed to be the economic equivalent of 100 Common Shares. The description and terms of the Rights are set forth in a Rights Agreement dated as of November 15, 1999, as amended to date (the “Rights Agreement”), between the Company and American Stock Transfer and Trust Company, LLC (the “Rights Agent”).

The Rights Agreements allows the Company and the Rights Agent to make certain amendments of the Rights Agreement and of the Rights. They have done so as of October 19, 2009, in part to extend the expiration date of the Rights. This Summary takes account of such amendment, and references in this Summary to “Rights Agreement” and “Rights” should be understood to mean the Rights Agreement and Rights as so amended.

Detachment and Transfer of Rights

Initially, the Rights will be evidenced by the stock certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. Until the earlier to occur of (i) the 10th Business Day after a public announcement that a person, or group of affiliated or associated persons, has become an “Acquiring Person” (as such term is defined in the Rights Agreement) or after such earlier date that the Company’s Board of Directors becomes aware of the existence of an Acquiring Person or (ii) 10 business days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer which would result in the beneficial ownership by an Acquiring Person of 15% or more of the outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding, by such Common Share certificate. In general, an “Acquiring Person” is a person, the affiliates or associates of such person, or a group, which has acquired beneficial ownership of 15% or more of the outstanding Common Shares.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the

Rights) the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

Exercisability of Rights

The Rights are not exercisable until the Distribution Date. The Rights will expire on November 14, 2019 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable or payable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made.

Terms of Preferred Shares

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $l per share or, if greater, an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share or, if greater, an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share, and each full Preferred Share should approximate the value of 100 Common Shares. The Preferred Shares would rank junior to any other series of the Company’s preferred stock.

Trigger of Flip-In and Flip-Over Rights

As an alternative to the right to purchase Preferred Shares upon exercise of Rights, holders of Rights shall in certain circumstances be entitled to exercise their Rights, on favorable terms, for Common Shares (a “Flip-In” right) or common stock of an acquirer of the Company (a “Flip-Over” right).

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, OTHER THAN Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (those persons’ Rights will be void), will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of Common Shares having a market value of five times the exercise price of the Right. This right will commence on the date of public announcement that a person has become an Acquiring Person (or the effective date of a registration statement relating to the rights, if later).

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, proper provision will be made so that each such holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

Redemption and Exchange of Rights

At any time before the Company is acquired, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.0001 per Right (the “Redemption Price”). In general, the redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after any Person becomes an Acquiring Person and before the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may effect a mandatory exchange of the Rights (other than Rights owned by such person or group — their Rights will have become void) at an exchange ratio of four newly-issued Common Shares per Right, or, under circumstances set forth in the Rights Agreement, cash, property or other securities of the Company (with total value equal to four Common Shares) per Right.

Amendment of Rights

The terms of the Rights generally may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as the separate Right Certificates are to be distributed no such amendment may adversely affect the interests of the holders of the Rights (excluding the interest of any Acquiring Person).

Additional Information

A copy of the amended Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated October 22, 2009. A copy of the amended Rights Agreement is available from the Company by writing to: Hollis-Eden Pharmaceuticals, Inc., 4435 Eastgate Mall, Suite 400, San Diego, CA 92121, Attn: Corporate Secretary. This summary description of the Rights is not intended to be complete and is qualified in its entirety by reference to the amended Rights Agreement, which is hereby incorporated herein by reference.

American Stock Transfer and Trust Company LLC is now the Rights Agent as a successor to American Stock Transfer and Trust Company.